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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SEC. 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 9, 1997
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                                Dana Corporation
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)

    Virginia                     1-1063                        34-4361040
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(State or other          (Commission File Number)           (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


              4500 Dorr Street, Toledo, Ohio             43615
        ---------------------------------------------------------
         (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code:    (419) 535-4500
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ITEM 5. OTHER EVENTS. On July 9, 1997, Dana Corporation issued the following two press releases to PR News Wire, for immediate release to national newspapers and news wire services:

                  DANA TO SELL GLOBAL CLUTCH BUSINESS TO EATON

TOLEDO, OHIO, July 9, 1997 - Dana Corporation (NYSE: DCN) announced today that it has reached an agreement to sell its worldwide vehicular clutch business to Eaton Corporation (NYSE: ETN) for $180 million. The move is the latest in a series of strategic transactions aimed at sharpening Dana's focus on its core business units.

Under terms of the agreement, Eaton will purchase the Spicer Clutch operations, which manufacture new and rebuilt medium/heavy-duty clutches for original equipment manufacturers. The transaction will result in an after-tax gain of approximately $70 million to Dana (67 cents per share) to be recognized upon closing.

The transaction is subject to completion of due diligence and customary approval of appropriate regulatory agencies.

The assets include Dana's Auburn, Ind., manufacturing operation and laboratory; manufacturing and assembly operations in Hallam, Australia; Gravatai, Brazil; and Tipton, England; and remanufacturing operations in Harrisburg, N.C.; Oklahoma City; Brackley, England; and Hoevelaken, Holland. Employment at the operations involved is approximately 670 people. Sales at these facilities are estimated at $179 million for 1997.

Under a marketing agreement with Eaton, Dana will continue to market and supply independent distribution customers with new and remanufactured clutches on a non-exclusive basis.

Dana Chairman Southwood J. Morcott said the sale will add further focus to Dana's efforts to grow its core business units, while at the same time providing the people of Spicer Clutch with a sound growth opportunity.

"This transaction is further evidence of Dana's resolve to grow its core businesses," he said. "We are committed to improving the focus and agility of these units in order to better serve our global customers." Dana's core businesses are axles, driveshafts, structural components, sealing products, filtration products, industrial products, engine products, and leasing services.

"We believe Eaton can provide a solid environment for the future growth of the clutch operations and the people who work in them," Morcott added. "We sincerely appreciate the efforts and contributions these people have made to Dana over the past half century."

The sale is the latest in a series of strategic moves in 1997 that has included Dana's acquisition of Clark-Hurth Components and the cylinder liner and piston ring operations of SPX Corporation. Other strategic moves included the divestiture of Dana's


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European warehouse distribution facilities and the announced sale of Dana's global hydraulic cylinder operations. Also today, Dana announced an agreement to purchase Eaton's global axle and brake business.


Headquartered in Cleveland, Eaton Corporation is a manufacturer of products for the industrial, vehicular, construction, commercial, and aerospace markets.

Dana Corporation is a global leader in the engineering, manufacture and distribution of products and systems for the vehicular, industrial, and off-highway markets. Its leasing services operation was a recipient of the 1996 Malcolm Baldrige National Quality Award. Founded in 1904 and based in Toledo, Ohio, Dana operates facilities in 30 countries with more than 48,000 people. Its 1996 sales were $7.7 billion. It has more than 40 product research and development centers worldwide. The Internet address for Dana's home page is www.dana.com.

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              DANA TO PURCHASE EATON'S GLOBAL AXLE & BRAKE BUSINESS

TOLEDO, OHIO, July 9, 1997 - In the largest acquisition in its history, Dana Corporation (NYSE: DCN) announced today an agreement to purchase the global axle and brake operations of Eaton Corporation (NYSE: ETN) for $287 million. Sales for this business unit will approximate $625 million in 1997.

The transaction is subject to completion of due diligence and customary approval of appropriate regulatory agencies.

Dana also announced a unique marketing relationship whereby Eaton will market a complete heavy-duty Class 8 Eaton-Spicer drivetrain system consisting of Eaton(R) Fuller(R) transmissions, as well as clutches, axles, brakes, and driveshafts.

The facilities to be acquired by Dana encompass domestic manufacturing operations in Glasgow, Ky.; Henderson, Ky.; Marion, Ohio; and Humboldt, Tenn.; as well as facilities in Argentina, England, Mexico, and Spain. Total employment at the acquired facilities is approximately 3,400, with roughly two-thirds in the U.S. and one-third in overseas operations. In addition, the transaction includes axle and brake research and development assets located in Eaton's Galesburg, Mich., facility, and interests in joint venture manufacturing operations in Venezuela and India.

Dana Chairman Southwood J. Morcott said the transaction bolsters the company's largest core business unit. A leading producer of axles worldwide, Dana's Spicer Axle Group and its affiliates currently estimate axle sales of more than $3 billion in 1997.

"The medium- and heavy-duty axles we will gain from Eaton complement and add depth to our global axle product offering," Morcott said. "This acquisition is an excellent opportunity to add global, world-class axle manufacturing capabilities to Dana. And the international composition of these operations will support our customers around the world."




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Added Rick Clayton, vice president and general manager, Spicer Heavy Axle and
Brake, "This transaction will not only add to Dana's axle product line, but will also result in significant engineering, purchasing, manufacturing, and marketing synergies for Dana in North America, Europe, and South America."

The acquisition is the latest in a series of strategic moves in 1997 that has included Dana's acquisition of Clark-Hurth Components and the cylinder liner and piston ring operations of SPX Corporation. Other strategic moves included the divestiture of Dana's European warehouse distribution facilities and the announced divestiture of Dana's global hydraulic cylinder operations. Also today, Dana announced an agreement to sell its global vehicular clutch operations to Eaton.

Headquartered in Cleveland, Eaton Corporation is a manufacturer of products for the industrial, vehicular, construction, commercial, and aerospace markets.

Dana Corporation is a global leader in the engineering, manufacture, and distribution of products and systems for the vehicular, industrial and off-highway markets. Its core businesses are axles, driveshafts, structural components (frames), sealing products, filtration products, engine products, industrial products, and leasing services. Its leasing operation was a recipient of the 1996 Malcolm Baldrige National Quality Award. Founded in 1904 and based in Toledo, Ohio, Dana operates facilities in 30 countries with more than 48,000 people. Its 1996 sales were $7.7 billion. It has more than 40 product research and development centers worldwide. The Internet address for Dana's home page is www.dana.com.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Dana Corporation
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                                            (Registrant)


Date:  July 22, 1997                        By:   /s/ John S. Simpson
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                                                  John S. Simpson
                                                  Chief Financial Officer